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Exhibit 23.1

INDEPENDENT AUDITORS' REPORT

        We consent to the use in Amendment No. 7 to Registration Statement of HyperSpace Communications, Inc. on Form SB-2 of our report dated March 19, 2004 on the financial statements of HyperSpace Communications, Inc. appearing in the Prospectus, which is part of the Registration Statement.

        We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ Ehrhardt Keefe Steiner & Hottman PC

September 24, 2004
Denver, Colorado

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INDEPENDENT AUDITORS' REPORT